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                                                                  Exhibit (b)(2)

                            THE CHASE MANHATTAN BANK
                                 270 Park Avenue
                            New York, New York 10017

                           J.P. MORGAN SECURITIES INC.
                                 270 Park Avenue
                            New York, New York 10017

                                                                   July 26, 2001

Heartland Springs Investment Company
c/o Heartland Industrial Partners, L.P.
320 Park Avenue
33rd Floor
New York, NY 10022

Attention: David A. Stockman

                            Springs Industries Inc.
                  $650,000,000 Senior Secured Credit Facilities
                   $200,000,000 Receivables Purchase Facility
                                Amendment Letter


Ladies and Gentlemen:

                  Reference is made to the Commitment Letter (the "Commitment Letter") dated April 24, 2001, among The Chase Manhattan Bank ("Chase"), J.P. Morgan Securities Inc. ("JPMorgan") and you.

                  You, Chase and JPMorgan agree that (a) any previous amendment letters in respect of the Commitment Letter are hereby superceded by this Amendment Letter and (b) the twelfth paragraph of the Commitment Letter is hereby amended by replacing the text "the earlier of (a) 90 days after the date that the Recapitalization Agreement is executed and (b) 120 days after the date of this Commitment Letter" with the text "September 14, 2001".
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                  Please indicate your acceptance of the amendment made herein by signing in the appropriate space below and returning to Chase the enclosed duplicate originals hereof.


                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK,

                                        by /s/ Bruce Borden
                                           ------------------------------------
                                        Name:  BRUCE BORDEN
                                        Title: VICE PRESIDENT

                                        J.P. MORGAN SECURITIES INC.,

                                        by /s/ Bruce Borden
                                           ------------------------------------
                                        Name:  BRUCE BORDEN
                                        Title: VICE PRESIDENT


Accepted and agreed to as of
the date first above written:

HEARTLAND SPRINGS
INVESTMENT COMPANY,

by
   ------------------------------------
Name:
Title: